   As filed with the Securities and Exchange Commission on September 25, 1998
                                       Registration Nos. 333-_____ and 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                  SIMON PROPERTY GROUP, INC.                                       SPG REALTY CONSULTANTS, INC.
      (Exact name of issuer as specified in its charter)               (Exact name of issuer as specified in its charter)
                           Delaware                                                         Delaware
(State or other jurisdiction of incorporation or organization)   (State or other jurisdiction of incorporation or organization)
                          046268599                                                        13-2838638
           (I.R.S. Employer Identification Number)                          (I.R.S. Employer Identification Number)
                     National City Center                                             National City Center
                  115 West Washington Street                                       115 West Washington Street
                        Suite 15 East                                                    Suite 15 East
                 Indianapolis, Indiana 46204                                      Indianapolis, Indiana 46204
                        (317) 636-1600                                                   (317) 636-1600
(Address and telephone number of principal executive offices)    (Address and telephone number of principal executive offices)

              SIMON PROPERTY GROUP, L.P. 1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                             James M. Barkley, Esq.
                         Secretary and General Counsel
                           Simon Property Group, Inc.
                              National City Center
                    115 West Washington Street,Suite 15 East
                          Indianapolis, Indiana 46204
                                 (317) 636-1600
           (Name, address and telephone number of agent for service)

                                WITH A COPY TO:
                             Richard L. Posen, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                         New York, New York 10019-4699
                                 (212) 728-8000

                                                      CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                             Proposed maximum    Proposed maximum       Amount of
Title of securities to be     Amount to be   offering price      aggregate offering     registration fee
registered                    registered(1)  per share(2)        price(2)
---------------------------------------------------------------------------------------------------------


Common stock, par value
$0.0001 per share, of Simon
Property Group, Inc. paired
with 1/100th of a share of
Common Stock, par value
$0.001 per share, of SPG
Realty Consultants, Inc.      6,300,000      $27.2813            $171,872,190.00        $50,702.30
=========================================================================================================

(1) This Registration Statement covers the 6,300,000 shares issuable under the Simon Property Group, L.P. 1998 Stock Incentive Plan. In addition, this Registration Statement covers an indeterminable number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low sale price per share of the common stock of Simon DeBartolo Group, Inc. ("SDG") as reported by the New York Stock Exchange, Inc. on September 21, 1998.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Simon Property Group, Inc. ("Simon Group") and SPG Realty Consultants, Inc. ("SRC") (collectively, the "Registrants") are incorporated herein by reference:

          (a) The Proxy Statement for Special and Annual Meeting of Stockholders of SDG/Prospectus for Corporate Property Investors, Inc. ("CPI") (predecessor to Simon Group) and Corporate Realty Consultants, Inc. ("CRC") (predecessor to SRC), filed on August 13, 1998 with the Commission pursuant to the Securities Act as part of the Registrants' Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01).

          (b) The descriptions of Simon Group's common stock, par value $0.0001 per share ("Simon Group's Common Stock") and SRC's common stock, par value $0.001 per share ("SRC Common Stock"), incorporated by reference into the Registration Statement on Form 8-A (File Nos. 001-14469 and 001-14469-01) filed by CPI and CRC on September 17, 1998 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (c) Quarterly Report on Form 10-Q filed by CPI and CRC on September 22, 1998 pursuant to the Exchange Act.

     In addition, all documents filed by the Registrants with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES.

          Not applicable

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

          In accordance with Section 145 of the DGCL, Article Sixth, Paragraph 4(a) of the Restated Certificate of Incorporation of Simon Group ("Simon
Group's Charter"), the Restated Certificate of Incorporation of SRC ("SRC's Charter") and Article VIII of the By-laws of SRC ("SRC's By-laws") provide, that Simon Group or SRC, as applicable, shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of Simon Group or SRC, as applicable, or is or was serving at the request of Simon Group or SRC, as applicable, as a director, officer, trustee or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Simon Group or SRC, as applicable, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provided by Simon Group's Charter, the By-laws of Simon Group ("Simon Group's By-laws"), SRC's Charter and SRC's By-laws, shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any other contract or agreement between Simon Group or SRC, as applicable, and any officer, director, employee or agent of Simon Group or SRC, as applicable. Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director or officer of Simon Group or SRC, as applicable) or may (in the case of any action, suit or proceeding against an employee or agent) be paid by Simon Group or SRC, as applicable, in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors of Simon Group or SRC, as applicable, upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Simon Group or SRC, as applicable. Article Sixth, Paragraph 4(d) of Simon Group's Charter, Section 8.02 of Simon Group's By-laws, Article Sixth, Paragraph 4(d) of SRC's Charter and Section 8.02 of SRC's By-laws provide, that neither the amendment or repeal of, nor the adoption of any provision inconsistent with, the above-referenced provisions of Simon Group's Charter or Simon Group's By-laws, and SRC's Charter or SRC's By-laws, respectively, and shall eliminate or reduce the effect of such provisions in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to such provisions if any such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted. Article Sixth, Paragraph (4)(e) of Simon Group's Charter and Article Sixth, Paragraph (4)(e) of SRC's Charter will provide that a director of Simon Group or SRC shall not be personally liable to Simon Group, SRC or their stockholders, as applicable, for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Simon Group, SRC or their stockholders, as applicable, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Simon Group or SRC, as applicable, shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8.   EXHIBITS.

Exhibit
  No.     Description

4.1 Secured Promissory Note and Open-End Mortgage and Security Agreement from Simon Property Group, L.P. in favor of Principal Mutual Life Insurance Company (Pool 2) (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended December 31, 1993 Exhibit 4.2).

4.2 Second Amended and Restated Credit Agreement, dated as of December 22, 1997, among the SDG Operating Partnership and Morgan Guaranty Trust Company of New York, Union Bank of Switzerland and Chase Manhattan Bank, as Lead Agents. (Incorporated by reference to the 1997 Form 10-K filed by SDG for the fiscal year ended December 31, 1997 Exhibit 4.3).

4.3 Form of Simon Group Common Stock Specimen Certificate (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.4 Form of Simon Group Class B Common Stock Certificate (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.5 Form of Simon Group Class C Common Stock Certificate (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.6 Form of SRC Common Stock Certificate (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13,
          1998).

4.7 Trust Agreement, dated as of October 30, 1979, among shareholders of CPI, CRC and First Jersey National Bank, as Trustee (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13,
      1998).

4.8 Trust Agreement, dated as of August 26, 1994, among the holders of the 6.50% First Series Preference Shares of CPI, CRC and Bank of Montreal Trust Company, as Trustee (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.9 Indenture, dated March 15, 1992, between CPI and Morgan Guaranty Trust Company of New York, as Trustee, with respect to $250,000,000 9% Notes Due 2002 (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.10 Indenture, dated August 15, 1992, between CPI and Morgan Guaranty Trust Company of New York, as Trustee, with respect to $150,000,000 7-3/4% Notes Due 2004 (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.11 Indenture, dated April 1, 1993, between CPI and Morgan Guaranty Trust Company of New York, as Trustee, with respect to $100,000,000 7.05% Notes Due 2003 (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.12 Indenture, dated September 1, 1993, between CPI and Morgan Guaranty Trust Company of New York, as Trustee, with respect to $75,000,000 7.18% Notes Due 2013 (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.13 Indenture, dated March 15, 1996 between CPI and The Chase Manhattan Bank (as successor to Chemical Bank), as Trustee, with respect to $250,000,000 7.875% Notes Due 2016 (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.14 $21,000,000 Mortgage Note dated January 1, 1994 of 303-313 East 47th Street Associates Payable to CPI (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

5.1 Opinion of Willkie Farr & Gallagher, as to the legality of the shares being offered.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Ernst & Young LLP.

23.3      Consent of Willkie Farr & Gallagher (contained in Exhibit 5.1).

24.1      Power of Attorney (reference is made to the signature page).

Item 9.   UNDERTAKINGS.

     (a)  The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual reports pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officers or controlling persons in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrants certify that they have reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 25th day of September, 1998.




                                                   SIMON PROPERTY GROUP, INC.


                                                   By: /s/ David Simon
                                                       -------------------------
                                                       David Simon
                                                       Chief Executive Officer


                                                   SPG REALTY CONSULTANTS, INC.


                                                   By: /s/ David Simon
                                                       -------------------------
                                                       David Simon
                                                       Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Barkley, Esq., his true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each said attorney-in-facts, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their capacities as the Registrants and on the dates indicated:


Signature                     Capacity                              Date
---------                     --------                              ----

/s/ Herbert Simon           Co-Chairman of the                September 25, 1998
-------------------------   Board of Directors
Herbert Simon


/s/ Melvin Simon            Co-Chairman of the                September 25, 1998
-------------------------   Board of Directors
Melvin Simon


/s/ Hans C. Mautner         Vice Chairman of the              September 25, 1998
-------------------------   Board of Directors
Hans C. Mautner


/s/ David Simon             Chief Executive                   September 25, 1998
--------------------------  Officer and Director
David Simon                 (Principal Executive Officer)



/s/ Richard S. Sokolov      President and Director            September 25, 1998
--------------------------
Richard S. Sokolov


/s/ Stephen E. Sterrett     Senior Vice President             September 25, 1998
--------------------------  and Treasurer
Stephen E. Sterrett         (Principal Financial Officer)



/s/ John Dahl               Senior Vice President             September 25, 1998
--------------------------  and Chief Accounting Officer
John Dahl                   (Principal Accounting Officer)


                                      II-9



Signature                          Capacity                   Date

                                   Director                   September 25, 1998
----------------------------
Robert E. Angelica


/s/ Birch Bayh                     Director                   September 25, 1998
----------------------------
Birch Bayh


/s/ G. William Miller              Director                   September 25, 1998
----------------------------
G. William Miller


/s/ Frederick W. Petri             Director                   September 25, 1998
----------------------------
Frederick W. Petri


/s/ J. Albert Smith, Jr.           Director                   September 25, 1998
----------------------------
J. Albert Smith, Jr.


/s/ Pieter S. van den Berg         Director                   September 25, 1998
----------------------------
Pieter S. van den Berg


/s/ Philip J. Ward                 Director                   September 25, 1998
----------------------------
Philip J. Ward


                                   Director                   September 25, 1998
----------------------------
M. Denise DeBartolo York



                               INDEX TO EXHIBITS

Exhibit
 No.           Description
-------        -----------

4.1 Secured Promissory Note and Open-End Mortgage and Security Agreement from Simon Property Group, L.P. in favor of Principal Mutual Life Insurance Company (Pool 2) (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended December 31, 1993 Exhibit 4.2).

4.2 Second Amended and Restated Credit Agreement, dated as of December 22, 1997, among the SDG Operating Partnership and Morgan Guaranty Trust Company of New York, Union Bank of Switzerland and Chase Manhattan Bank, as Lead Agents. (Incorporated by reference to the 1997 Form 10-K filed by SDG for the fiscal year ended December 31, 1997 Exhibit 4.3).

4.3 Form of Simon Group Common Stock Specimen Certificate (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.4 Form of Simon Group Class B Common Stock Certificate (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.5 Form of Simon Group Class C Common Stock Certificate (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.6 Form of SRC Common Stock Certificate (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.7 Trust Agreement, dated as of October 30, 1979, among shareholders of CPI, CRC and First Jersey National Bank, as Trustee (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.8 Trust Agreement, dated as of August 26, 1994, among the holders of the 6.50% First Series Preference Shares of CPI, CRC and Bank of Montreal Trust Company, as Trustee (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.9 Indenture, dated March 15, 1992, between CPI and Morgan Guaranty Trust Company of New York, as Trustee, with respect to $250,000,000 9% Notes Due 2002 (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.10 Indenture, dated August 15, 1992, between CPI and Morgan Guaranty Trust Company of New York, as Trustee, with respect to $150,000,000 7-3/4% Notes Due 2004 (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.11 Indenture, dated April 1, 1993, between CPI and Morgan Guaranty Trust Company of New York, as Trustee, with respect to $100,000,000 7.05% Notes Due 2003 (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.12 Indenture, dated September 1, 1993, between CPI and Morgan Guaranty Trust Company of New York, as Trustee, with respect to $75,000,000 7.18% Notes Due 2013 (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.13 Indenture, dated March 15, 1996 between CPI and The Chase Manhattan Bank (as successor to Chemical Bank), as Trustee, with respect to $250,000,000 7.875% Notes Due 2016 (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

4.14 $21,000,000 Mortgage Note dated January 1, 1994 of 303-313 East 47th Street Associates Payable to CPI (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC, August 13, 1998).

5.1 Opinion of Willkie Farr & Gallagher, as to the legality of the shares being offered.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of Ernst & Young LLP.

23.3           Consent of Willkie Farr & Gallagher (contained in Exhibit 5.1).

24.1           Power of Attorney (reference is made to the signature page).